EXHIBIT 99.5

THE BOSTON BEER COMPANY, INC.

EMPLOYMENT AGREEMENT

THIS AGREEMENT is entered into by and between THE BOSTON BEER COMPANY, INC., a Massachusetts corporation with its principal place of business at One Design Center Place, Suite 850, Boston, Massachusetts 02210 (“Parent”), for itself and on behalf of all of its subsidiaries and affiliates, including but not limited to Boston Beer Corporation, Off Centered Way, LLC, American Craft Brewery LLC, Angry Orchard Cider Company LLC, and A&S Brewing Collaborative LLC (collectively, the “Company”), on the one hand, and Mariah D. Calagione, an employee of the Company (“Ms. Calagione” or “you”), on the other, effective as of [__________], 2019 (the “Effective Date”).

This Agreement is being entered into between Ms. Calagione and Parent in connection with the acquisition by Parent of all of Ms. Calagione’s beneficial interests in Off Centered Way LLC, a Delaware limited liability company (“OCW”), of which she is a founder and principal owner (the “Acquisition”).

In consideration of the employment of Ms. Calagione by the Company, Ms. Calagione’s eligibility to participate in the Company’s Employee Equity Incentive Plan as set forth herein, the training provided to Ms. Calagione, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Ms. Calagione hereby agrees with the Company as follows:

1.    Employment and Term. The Company hereby agrees to employ Ms. Calagione, and Ms. Calagione hereby accepts employment by the Company, reporting to the Company’s Chief Executive Officer, with an indirect reporting relationship to Samuel A. Calagione III, the Company’s Founder and Brewer, Dogfish Head Brewery, on the terms and conditions hereinafter set forth. Ms. Calagione’s term of employment by the Company under this Agreement (the “Term”) shall commence on the Effective Date and end on the date on which the term of employment is terminated in accordance with Section 7.

2.    Duties.

(a) Ms. Calagione duties shall focus on community relations, digital communications and philanthropic initiatives. As such, Ms. Calagione’s title shall initially be “Dogfish Head Founder and Communitarian.” In such capacity, Ms. Calagione will perform such duties and responsibilities as are commensurate with that position, as may be assigned to her from time to time by the Company.

(b) Through December 31, 2019, for so long as she is employed by the Company, Ms. Calagione shall devote herself to the affairs of the Company on a full business time basis and shall not engage in any other business activities, which, either singly or in the aggregate, materially interfere with her duties to the Company. Commencing on January 1, 2020 and hereafter, for so long as she is employed by the Company, Ms. Calagione shall devote at least fifty percent (50%) of her business time and effort to the affairs of the Company. Ms. Calagione agrees to perform her duties diligently, competently and in the best interests of the Company.

(c) Beginning October 1, 2019, Ms. Calagione is expected to spend no more than thirty percent (30%) of her business time that is devoted to the affairs of the Company at the Company’s offices located at One Design Center Place, Suite 850, Boston, Massachusetts 02210.

(d) Ms. Calagione acknowledges and agrees that she is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and also subject to the requirements of Rule 144 promulgated under the Securities Act of 1933, as amended, and the Parent’s Directors & Officers Open Trading Window Policy.

3.    Compensation.

(a) In consideration for the performance by Ms. Calagione of her duties hereunder, the Company shall pay to Ms. Calagione such compensation as may be approved from time to time by the Board and the Board’s Compensation Committee (the “Compensation Committee”), which Ms. Calagione agrees to accept in full payment for her services. Ms. Calagione shall also be entitled to participate in such employee incentive programs as shall be adopted from time to time by the Company for its employees generally, subject to such eligibility requirements and other restrictions and limitations contained in such programs. Such compensation shall include an annual salary, paid to Ms. Calagione in accordance with the Company’s usual payroll practices (the “Base Salary”), and such annual bonus as the Company, in its sole discretion, elects to pay Ms. Calagione, if any.

(b) Through December 31, 2019, Ms. Calagione’s Base Salary shall be at the annual rate of $427,450.00. Thereafter, until subsequently adjusted by the Compensation Committee, Ms. Calagione’s Base Salary shall be at the annual rate of $213,725.00.

4.    Employee Benefits; Fringe Benefits and Perquisites.

(a) Benefits. Ms. Calagione shall be entitled to participate in such health, group insurance, welfare, pension, and other employee benefit plans, programs, and arrangements as are made generally available from time to time to other employees of the Company, subject to Ms. Calagione’s satisfaction of all applicable eligibility conditions of such plans, programs, and arrangements, including any applicable minimum hours requirement, currently thirty hours. Nothing herein shall be construed to limit the Company’s ability to amend or terminate any employee benefit plan or program in its sole discretion.

(b) Paid Time Off. During the Term, Ms. Calagione shall be entitled to paid time off in accordance with the Company’s PTO policy, as from time to time in effect. For purposes of such policy, Ms. Calagione shall be credited with her time as an employee of OCW or any of its affiliates.

(c) Controlling Document. To the extent there is any inconsistency between the terms of this Agreement and the terms of any plan or program under which compensation or benefits are provided hereunder, this Agreement shall control to the extent legally permissible. Otherwise, Ms. Calagione shall be subject to the terms, conditions and provisions of the Company’s plans and programs, as applicable.

5.    Proprietary Information. Ms. Calagione hereby acknowledges that the techniques, recipes, formulas, programs, processes, methods, technology, designs and production, distribution, business and marketing plans, business methods and manuals, sales techniques and strategies, financial data, training methods and materials, pricing programs, customer information, contracts or other arrangements, and any other information of value to the Company that is not generally known to the public or the Company’s competitors (collectively, “Proprietary Information”), including any such information developed by Ms. Calagione during the course of her employment with the Company, are of a confidential and secret character, of great value and propriety to the Company. The Company shall give or continue to give Ms. Calagione access to the foregoing categories of Proprietary Information as appropriate and necessary to Ms. Calagione’s job duties, so long as Ms. Calagione continues to provide services to the Company, and permit Ms. Calagione to work thereon and become familiar herewith to whatever extent the Company in its sole discretion determines. Ms. Calagione agrees that, without the prior written consent of the Company, she shall not, during her employment with the Company or at any time hereafter, divulge to anyone or use to her benefit or to the benefit of any other person or entity, any Proprietary Information, unless such Proprietary Information shall be in the public domain in a reasonably integrated form through no fault of Ms. Calagione. Ms. Calagione further agrees (i) to take all reasonable precautions to protect from loss or disclosure all documents supplied to Ms. Calagione by the Company and all documents, notebooks, materials and other data relating to any work performed by Ms. Calagione or others relating to or containing the Proprietary Information, (ii) not to make any copies of any of these documents, notebooks, materials and data, without the prior written permission of the Company, and (iii) upon termination for whatever reason of Ms. Calagione’s employment with the Company, or at any other time as requested by the Company, to deliver these documents, notebooks, materials and data forthwith to the Company, and to delete any copies of electronic information that may remain in Ms. Calagione’s possession after the provision of copies thereof to the Company. Proprietary Information includes information in hard copy and electronic formats. The non-use and non-disclosure restrictions set forth herein apply to any and all forms of information transmittal, including transmittal through any and all forms of social media.

6.    Covenant Not-to-Compete.

(a) During the period commencing on the date hereof and continuing until the expiration of one (1) year from the date on which Ms. Calagione’s employment with the Company terminates (the “Restricted Period”), Ms. Calagione shall not, without the prior written consent of the Company, which consent the Company may grant or withhold in its sole discretion, directly or indirectly, for her own account or the account of others, in any geographic areas in which Ms. Calagione provided services to the Company, or about which Ms. Calagione obtained Proprietary Information, during the last two years of her employment by the Company, as an employee, consultant, partner, officer, director or stockholder (other than a holder of less than five percent (5%) of the issued and outstanding stock or other equity securities of an issuer whose securities are publicly traded) engage in the importing, production, marketing, sale or distribution to distributors of any beer, malt beverage, hard cider or product produced by the Company at any time during Ms. Calagione’s tenure as an employee of the Company (i) which is either produced outside of the United States and imported into the United States or produced within the United States and (ii) which has a wholesale price within twenty-five percent (25%) of the wholesale price of any of the Company’s products, including but not limited to products marketed under the trade names SAMUEL ADAMS, TWISTED TEA, ANGRY ORCHARD, TRULY, DOGFISH HEAD and such other trade names as the Company may use to market its products during Ms. Calagione’s employment with the Company. Ms. Calagione acknowledges that she has read and understands this provision, and that she has agreed to it knowingly and voluntarily, in order to obtain the benefits provided to Ms. Calagione by the Company. Notwithstanding the foregoing, in the event that you breach your fiduciary duty to the Company, and/or you have unlawfully taken, physically or electronically, property belonging to the Company, the Restricted Period shall be twenty-four (24) months from the date of your employment termination.

(b) Notwithstanding the provisions of paragraph (a) above, Ms. Calagione shall not be restricted from pursuing the exploitation of the international production and distribution of the Dogfish Head brand family, in accordance with the License Agreement entered into between one of her affiliates and Dogfish Head Marketing LLC on May 8, 2019 (the “License”). For the avoidance of doubt, even after the termination of this Agreement pursuant to Section 6 or otherwise, Ms. Calagione will not be restricted from manufacturing, distributing, selling, marketing or otherwise exploiting the Dogfish Head brand outside of the United States and Canada, even if such activities constitute competition with the Company.

(c) The provisions of paragraph (a) above shall also not restrict the right of Ms. Calagione to participate in the manufacture and distribution of Dogfish Head brand family products in the United States and Canada, in competition with products in the Samuel Adams brand family, if Ms. Calagione resigns from the Company and her husband, Samuel A. Calagione III (“Mr. Calagione”) reacquires all rights to the Dogfish Head brand family, in connection with a Change of Control of Parent prior to the expiration of twenty-four (24) months from and after the date of this Agreement.

7.    Termination. The date upon which this Agreement is terminated pursuant to this Section 7 or otherwise is the “Termination Date”.

(a) Termination upon Death. This Agreement shall terminate automatically upon Ms. Calagione’s death.

(b) Termination Due to Ms. Calagione’s Disability. Ms. Calagione’s employment and the Term shall terminate ten (10) days after the Company gives written notice to Ms. Calagione of the termination of Ms. Calagione’s employment by the Company due to Ms. Calagione’s Disability. “Disability” means: (i) Ms. Calagione is unable due to a medically determinable physical or mental condition to perform the essential functions of her position, with or without a reasonable accommodation, for six (6) months in the aggregate during any twelve (12) month period; or (ii) two licensed physicians, at least one of whom is reasonably acceptable to both Ms. Calagione (or Ms. Calagione’s legal representative) and the Board have certified to the Company in writing that due to a medically determinable physical or mental condition, Ms. Calagione will be unable to perform the essential functions of her position, with or without a reasonable accommodation, for a period of six (6) months in the aggregate during the twelve (12) month period immediately following such certification. Termination of Ms. Calagione’s employment by the Company due to Ms. Calagione’s Disability shall constitute a termination without Cause.

(c) Termination for Cause. The Company may at any time, by written notice to Ms. Calagione, terminate Ms. Calagione’s employment hereunder for Cause. For purposes hereof, the term “Cause” shall mean: (i) Ms. Calagione’s material breach of this Agreement, which, if curable, remains uncured or continues after sixty (60) days’ written notice by the Company thereof; (ii) the conviction of, or entry of a plea of guilty or nolo contendere to, (A) any crime constituting a felony in the jurisdiction in which committed, (B) any crime of moral turpitude (whether or not a felony), or (C) any other criminal act involving embezzlement, misappropriation of money, or fraud (whether or not a felony); (iii) Ms. Calagione’s material negligence or dereliction in the performance of, or failure to perform Ms. Calagione’s duties of employment with the Company, which remains uncured or continues after sixty (60) days’ notice by the Company thereof, provided, however, that in the event the Chief Executive Officer or the Board of the Parent issues Ms. Calagione a lawful directive and Ms. Calagione does not comply with the directive, such non-compliance shall not constitute “Cause”; or (iv) any willful conduct, action or behavior by Ms. Calagione that is materially damaging to the Company, whether to the business interests, finance or reputation.

(d) Termination without Cause. The Company may terminate Ms. Calagione’s employment without Cause at any time upon ninety (90) days’ written notice.

(e) Resignation with or without Good Reason.

(i) This Agreement and Ms. Calagione’s employment hereunder may be terminated by Ms. Calagione with or without Good Reason at any time upon ninety (90) days written notice to the Company.

(ii) For purposes of this Agreement, “Good Reason” means any of the following that has not been approved in writing in advance by Ms. Calagione: (A) a material substantive change in the nature of Ms. Calagione’s duties, as set forth in this Agreement, (B) a material reduction in Ms. Calagione’s Base Salary; (C) relocation of Ms. Calagione’s principal place of employment by more than fifty (50) miles from her current offices in Milton, Delaware; (D) a material breach by the Company of this Agreement or any other agreement between the Company and Ms. Calagione; or (E) a Change in Control. Notwithstanding the foregoing, “Good Reason” for Ms. Calagione to resign shall not exist unless: (X) Ms. Calagione provides the Company with written notice of the condition giving rise to Good Reason; (Y) the Company fails to remedy such condition within thirty (30) days after its receipt of such written notice; and (Z) Ms. Calagione resigns within sixty (60) days after the cure period has lapsed. Any resignation or termination pursuant to this section 7(e) shall not constitute a breach of this Agreement by either party.

(f) For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred at such time as C. James Koch and/or members of her family cease to control a majority of Parent’s issued and outstanding Class B Common Stock or the Company enters into an agreement or agreements to sell or dispose of, in one or more related transactions, the rights to manufacture and distribute all or substantially all of the Company’s brands.

8.    Compensation upon Termination. Other provisions of this Agreement notwithstanding, upon the occurrence of an event described in Section 7, the parties shall have the following rights and obligations:

(a) Death. If Ms. Calagione’s employment is terminated during the Term by reason of Ms. Calagione’s death, the Company shall pay to Ms. Calagione’s estate the Accrued Benefits. “Accrued Benefits” means: (i) the accrued but unpaid Base Salary through the Termination Date, payable within thirty (30) days following the Termination Date; (ii) reimbursement for any unreimbursed expenses incurred through the Termination Date, payable within thirty (30) days following the Termination Date; (iii) accrued but unused vacation days; and (iv) all other payments, benefits, or fringe benefits to which Ms. Calagione shall be entitled as of the Termination Date under the terms of any applicable compensation arrangement or benefit, equity, or fringe benefit plan or program or grant.

(b) Disability. If the Company terminates Ms. Calagione‘s employment because of her Disability, the Company shall pay to Ms. Calagione the Accrued Benefits. If the Company terminates Ms. Calagione’s employment because of her Disability, the Company shall also pay to Ms. Calagione a pro-rata portion of the target amount of the annual cash bonus for the year in which the termination occurs based on the number of days in such year through the Termination Date, payable within thirty (30) days following the Termination Date.

(c) Termination for Cause or Resignation without Good Reason. If Ms. Calagione’s employment is terminated by the Company for Cause, or by Ms. Calagione without Good Reason, then: (i) the Company shall pay Ms. Calagione the Accrued Benefits; and (ii) Ms. Calagione shall immediately forfeit as of the Termination Date any unpaid annual cash bonuses.

(d) Termination without Cause or Resignation for Good Reason. If Ms. Calagione’s employment is terminated by the Company without Cause, or Ms. Calagione resigns for Good Reason, then: (i) the Company shall pay to Ms. Calagione the Accrued Benefits; and (ii) the Company shall pay any annual cash bonuses that are unpaid as of the Termination Date.

9.    Non-Solicitation of Customers and Employees.

(a) During the Restricted Period, Ms. Calagione agrees that she will not, directly or indirectly, for her own account or on behalf of any other person or entity, (a) solicit, call upon or accept business from, any customer of the Company with whom Ms. Calagione (or any person supervised or directed by Ms. Calagione) has had direct personal contact, or about whom Ms. Calagione has learned Proprietary Information or other business information in the course of Ms. Calagione’s employment by the Company (a “Restricted Customer”); or (b) interfere with the business relationship between the Restricted Customer and the Company; or (c) solicit, induce, persuade or hire, or attempt to solicit, induce, persuade or hire, or assist any third party in the solicitation, inducement, persuasion or hiring of, any employee of the Company who worked for the Company during Ms. Calagione’s tenure with the Company, to leave the employ of the Company.

(b) Notwithstanding the provisions of paragraph (a) above, Ms. Calagione shall not be restricted from exercising her rights under the License. For the avoidance of doubt, even after the termination of this Agreement pursuant to Section 6 or otherwise, Ms. Calagione will not be restricted from soliciting, calling upon or accepting business from any customer who would otherwise be a Restricted Customer in connection with the manufacture, distribution, sale, marketing or otherwise exploitation of the Dogfish Head brand outside of the United States and Canada.

10.    Ms. Calagione Acknowledgements. Ms. Calagione hereby acknowledges and agrees that:

(a) It is the practice and policy of the Company to provide its employees with Proprietary Information regarding the business of the Company, to a greater extent than other companies, in order to achieve success as a company, and in order to assist Ms. Calagione in achieving success as an employee. Such Proprietary Information concerns, among other things, information and data relating to geographic territories and customers throughout the areas in which the Company conducts its business. Accordingly, the geographic areas and proscribed activities specified in Section 4 hereof are reasonable, and no greater than necessary, for the protection of the Company’s legitimate business interests;

(b) Ms. Calagione received this Agreement for her consideration by the earlier of Ms. Calagione’s receipt of a formal offer of employment or ten (10) business days before Ms. Calagione’s start date; and

(c) Ms. Calagione acknowledges, and the Company and Ms. Calagione agree, that Ms. Calagione shall have the right to consult with an attorney prior to signing this Agreement.

11.    Works Made for Hire. Ms. Calagione agrees that all works of authorship, literary works (including computer programs), audiovisual works, translations, compilations, and any other written materials, including, but not limited to, copyrightable works (the “Works”) which are originated or produced by Ms. Calagione (solely or jointly with others) during her working hours with the Company, in whole or in part, within the scope of, or in connection with, her employment by the Company will be considered “works made for hire” as defined by the U.S. Copyright Act (17 USC §101, as amended). All such works made for hire are and will be the exclusive property of the Company and Ms. Calagione agrees to treat any such work as Proprietary Information. In the event that any Works are not deemed to be “works made for hire,” Ms. Calagione hereby assigns all of her right, title, and interest in and to such Works, including but not limited to, the copyrights herein, to the Company, and agrees to execute any additional agreements or documents the Company reasonably determines are necessary to effectuate the assignment of your right, title and interest in such Works to the Company. This Section 11 notwithstanding, the books and any other publications authored or co-authored by Ms. Calagione before the Effective Date that are listed on Schedule 1 attached hereto will remain Ms. Calagione’s and, if applicable, her co-author’s, property and will not be considered a “Work Made for Hire.” Books and other publications authored or co-authored by Ms. Calagione while she remains an employee of the Company will be subject to the provisions of this Section 11 and such applicable policies, as may be adopted from time to time by the Board.

12.    Non-Disparagement. The parties to this Agreement (including the Parent) agree that during Ms. Calagione’s employment by the Company, and during the Restricted Period and at any time hereafter, the parties shall not make any statement, verbally or in writing, or via social media, or take any action, which has the purpose or effect of disparaging the other, including their respective companies, or employees or products, to any person or entity who does, or could reasonably be expected to do, business with the parties, to the media, or to their respective employees or former employees.

13.    No Conflicting Obligation. Ms. Calagione hereby represents and warrants to the Company that Ms. Calagione (a) is not presently under and will not in the future become subject to any obligation to any person, entity or prior employer which is inconsistent or in conflict with this Agreement or which would prevent, limit or impair in any way Ms. Calagione’s performance of her employment with the Company, and (b) has not disclosed and will not disclose to the Company, nor use for the Company’s benefit, any confidential information and trade secrets of any other person or entity, including any prior employer.

14.    Training Expense. The Company will provide Ms. Calagione with training to assist Ms. Calagione in the performance of her duties as an employee of the Company, including but not limited to the provision of training materials, training courses and supervision by experienced employees of the Company. Ms. Calagione agrees, in the event of Ms. Calagione’s voluntary separation of her employment or the termination of employment by the Company for cause (as defined above), to pay the Company (unless otherwise agreed upon at time of training) $1,000 for each day of training and/or any orientation course provided or paid for by the Company to Ms. Calagione within the last five (5) years prior to the date of termination as a means of reimbursing the Company for such training. Such payment shall be deducted from any monies owed to Ms. Calagione at the time of her termination, including wages, bonuses, and/or commissions, and the balance, if any, owed by Ms. Calagione shall be paid by Ms. Calagione promptly as may be required by law. Such reimbursement shall be in addition to any other remedy at law or in equity which the Company may have for Ms. Calagione’s breach of this Agreement.

15.    Entire Agreement; Modification. This Agreement contains the entire understanding and agreement between the Company and Ms. Calagione with respect to the subject matter contained herein and may be altered, amended or superseded only by an agreement in writing, signed by both parties. No action or course of conduct shall constitute a waiver of any of the terms and conditions of this Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Agreement on one occasion shall not constitute a waiver of the other terms and conditions of this Agreement or of such terms and conditions on any other occasion.

16.    Severability. Ms. Calagione and the Company hereby expressly agree that the provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any provision or covenant herein contained is invalid, in whole or in part, the remaining provisions shall remain in full force and effect, and any such provision or covenant shall nevertheless be enforceable as to the balance thereof to the extent determined by a court of competent jurisdiction. It is the intent of the parties that if a court of competent jurisdiction determines that any provision of this Agreement is overly broad in any respect, that such court blue-pencil such provision and enforce the provision to the extent the court determines is reasonable.

17.    At-Will Status; Binding Effect; Benefit. Ms. Calagione is at all times an “at-will” employee of the Company, and nothing herein shall be construed to vary the “at-will” status of your employment. Sections 3 through 12 and of this Agreement shall survive its termination and the termination of Ms. Calagione’s employment by the Company.

18.    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be considered and have the force and effect of an original.

19.    Governing Law. The Company is incorporated in, and has its headquarters located in, the Commonwealth of Massachusetts, and Ms. Calagione’s employment with the Company is administered from the Company’s Massachusetts headquarters. Accordingly, the validity, interpretation and performance of this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. Any dispute between Ms. Calagione and the Company shall be litigated exclusively in the state or federal courts of the Commonwealth of Massachusetts, to whose jurisdiction Ms. Calagione hereby agrees to submit; provided, however, that if the dispute concerns the restrictive covenant set forth in Section 6, the action shall be venued in Suffolk County, Massachusetts, or, if applicable, the federal district court in Boston, Massachusetts. This Agreement shall be considered a sealed instrument under Massachusetts law.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed on its behalf and the undersigned have hereunto set their hands and seals in Boston, Massachusetts, all as of the date set forth below.

THE BOSTON BEER COMPANY, INC.

By:		X
	David A. Burwick, President & CEO		Signature of Ms. Calagione

	Date		Print Name of Ms. Calagione

Date